    As filed with the Securities and Exchange Commission on August 6, 2012Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3864870 (I.R.S. Employer Identification Number)

35 East 62nd Street
New York, New York 10065
(Address of Principal Executive Offices)
_______________

SIGA TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN
(as amended and restated, effective February 2, 2012)
 (Full Title of the Plan)
_______________

Daniel Luckshire
SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065
 (Name and Address of Agent for Service)

(212) 672-9100
 (Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐  Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share to be issued under the SIGA Technologies, Inc. 2010 Stock Incentive Plan	2,500,000	$2.76 (2)	$6,900,000	$790.74

(1)
This registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission to register 2,500,000 shares of common stock, par value $.0001 per share (“Common Stock”) which may be issued under the SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended and restated, effective as of February 2, 2012).  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for our Common Stock reported on the NASDAQ Global Market on August 2, 2012, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

On June 4, 2010, by means of a registration statement on Form S-8, file number 333- 167329 (the “Earlier Registration Statement”), SIGA Technologies, Inc. registered 2,000,000 shares of our Common Stock for issuance under the SIGA Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”).  This Registration Statement registers an additional 2,500,000 shares of our common stock for issuance under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 6th day of August, 2012.

Siga Technologies, Inc.
Dated: M
	By:	/s/ Eric A. Rose
Eric A. Rose, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SIGA Technologies, Inc., hereby severally constitute and appoint Eric A. Rose and Daniel Luckshire, our true and lawful attorneys-in-fact, with full power to him or her, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable SIGA Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 6, 2012 in the capacities indicated.

Signature	Title

/s/ Eric A. Rose	Chief Executive Officer and Chairman of the Board
Eric A. Rose, M.D.	(Principal Executive Officer)

/s/ Daniel J. Luckshire	Chief Financial Officer
Daniel J. Luckshire	(Principal Financial Officer and Principal Accounting Officer)

*	Director
James J. Antal
Director
William C. Bevins
Director
Andrew Stern
*	Director
Thomas E. Constance
Director
Frances Fragos Townsend
*	Director
Paul G. Savas
*	Director
Michael Weiner, M.D.
*	Director
Michael J. Bayer
*	Director
Bruce Slovin
*	Director
Joseph W. Marshall III

*           /s/ Eric A. Rose
Eric A. Rose, M.D., by Power of Attorney

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to the Form S-3 Registration Statement of the Company dated May 10, 2000 (No. 333-36682)).

4.2	Form of Certificate of Amendment of the Restated Certificate of Incorporation of the Company (incorporated by reference to the Proxy Statement on Schedule 14A of the Company dated June 15, 2007).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2008), as amended by the Amendment to the Bylaws of the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed March 12, 2009).

4.4	Form of Common Stock Certificate (incorporated by reference to the Form SB-2 Registration Statement of the Company dated March 10, 1997 (No. 333-23037)).

4.5	SIGA Technologies, Inc. 2010 Stock Incentive Plan, as amended and restated effective February 2, 2012 (incorporated by reference to the Proxy Statement on Schedule 14A of the Company dated April 27, 2012).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained in the Signature Page hereto).